Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Insmed Incorporated 2017 Incentive Plan and Insmed Incorporated Non-Qualified Stock Option Inducement Awards of our reports dated February 23, 2017, with respect to the consolidated financial statements of Insmed Incorporated and the effectiveness of internal control over financial reporting of Insmed Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Iselin, New Jersey

June 12, 2017